UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 8, 2010

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 South Main Avenue
Sioux Falls, SD	57104
(Address of principal executive offices)	(Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04             TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.

On January 8, 2010, HF Financial Corp. (the “Company”) sent a notice to its directors and executive officers informing them of a proposed blackout period (the “Blackout Period”) under the Company’s Retirement Savings Plan (the “Plan” or the “401(k) Plan”). The notice advises the Company’s directors and executive officers of the applicable trading restrictions that apply to them under Section 306 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR. During the Blackout Period, the Company’s directors and executive officers will be prohibited from engaging in certain transactions involving the Company’s equity securities. A copy of the notice is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein.

The Blackout Period is required in order to effect a transition of the administration of the Plan to a new service provider. It is expected to begin on February 8, 2010 and to end during the week of March 12, 2010. During the Blackout Period, participants in the Plan will temporarily be unable to undertake certain transactions, including making changes to existing investment elections, obtaining a loan from the Plan or obtaining a distribution from the Plan.

During the Blackout Period and for a period of two years following the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting the Corporate Secretary, HF Financial Corp., 225 South Main Avenue, Sioux Falls, SD 57104, or at (605) 333-7556, to whom all inquiries regarding the Blackout Period should be directed.

ITEM 9.01             EXHIBITS.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp
(Registrant)

Date: January 8, 2010	By:	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
and Chief Executive Officer
(Duly Authorized Officer)

Date: January 8, 2010	By:	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99	Notice delivered to directors and executive officers of the Company on January 8, 2010.